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                                                                    EXHIBIT 10.5

                               PLACEMENT AGREEMENT

     This Agreement is entered into as of April 15th, 1997, by and between INCO HOMES CORPORATION, a Delaware corporation ("Inco"), and USA COMMERCIAL MORTGAGE COMPANY, a Nevada corporation ("USA"), with reference to the following facts:

                                   RECITALS

     A. USA, in association with Ira Norris, a real estate broker licensed in the State of California ("Norris"), has arranged for Inco, a loan (the "Loan") with a Note Amount of $1,000,000.00 from certain individual lenders (collectively, "Lender"). Capitalized terms used herein and not otherwise defined herein are used with the meanings given them in the Loan Agreement between Inco and the Lenders regarding the Loan.

     B. In connection with such loan, Inco has agreed to pay a fee in the total amount of $100,000.00 (the "Loan Fee") to USA. In addition, Inco has agreed to pay to USA an additional fee in the amount of $62,000.00, payable at the rate of $1,000.00 per Lot for each Lot sold on the Property which secures the Loan (the "Additional Fee").

     C. Parties hereto wish to agree as to the terms and conditions for the payment of the Loan Fee and the Additional Fee.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Inco and USA hereby agree as follows:

          1.   Payment of Loan Fee.  The Loan Fee is included in the principal
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amount evidenced by the Note executed by Inco in favor of the Lenders, of even date herewith, and shall be paid to USA in accordance with the terms of the Note. All fees and commissions of Norris shall be paid in full by Inco, and Inco shall hold USA harmless from any claim for such fees or commissions.

          2.   Payment of the Additional Fee.  The total Additional Fee payable
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by Inco to USA shall equal $62,000.00.  On the date the Loan is funded, Inco shall execute a promissory note in the amount of $62,000.00 payable to USA (the "Additional Fee Note"). Said note shall have a term of ???? ???? months from the date the Loan is funded (the "Maturity Date") and shall bear no interest if it is paid in full by its maturity date. Inco shall pay the Additional Fee, in increments of $1,000.00 per Lot, upon the sale of each Lot on the Property which secures the Loan. Payments of said amounts shall be made on the last day of each month in which lot sales have occurred in the amount of $1,000.00, multiplied by the number of lots sold. If the Loan is paid in full prior to the maturity date of the Fee Note, then the Fee Note shall remain due and payable in accordance with its terms. From and after the Maturity Date, the outstanding balance of the Fee Note shall bear
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interest at the rate of ten percent (10%) per annum until it is paid in full.

          3.   Inco's Liability for Loan Fee.  The Loan Fee and the Additional
               -----------------------------
Fee are deemed fully earned on the date the Loan is funded.

          4.   Attorneys' Fees.  Inco shall pay the fees and costs of Lenders'
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attorney(s) incurred in the investigation, negotiation and documentation of the
Loan. Said fees and costs shall not exceed $5,000.00. Inco has paid a portion of those fees and costs in the amount of $2,500.00 which is deemed to be fully earned and non-refundable.

          5.   Future Transactions.  Inco agrees that if Inco or any affiliate
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of Inco, or any entity in which Ira Norris is a shareholder, partner or member or with which he is associated, obtains any financing from any person or entity which comprises Lender or any affiliate of Lender within three (3) years after the final payment of the Loan, then USA (so long as it is a licensed mortgage company) shall be entitled to receive a fee equal to two percent (2%) of the amount loaned by such Lender.

          6.   Miscellaneous.
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               (a)  This Agreement shall be governed by the laws of the State of
Nevada.

               (b)  Time is of the essence of this Agreement.

               (c) The parties hereto agree to execute and deliver such additional documents or instruments as they may be reasonably necessary to effectuate the terms and conditions of this Agreement.

               (d) In the event of any dispute hereunder or in any action for the enforcement of this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party its attorneys' fees and costs of suit.

               (e) This Agreement shall inure to the benefit of the parties hereto and their respective heirs, successors and signs.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Inco:                                        USA:

Inco Homes Corporation,                      USA Commercial Mortgage Company,
a Delaware corporation                       a Nevada Corporation


By: /s/ Ira Norris                           By: /s/ Thomas Hantges,
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     Ira Norris, President                        Thomas Hantges, President

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